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                                                                    EXHIBIT 23.1


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

InfoCure Corporation
Atlanta, Georgia



     We hereby consent to the use of our report relating to the consolidated financial statements of InfoCure Corporation as of December 31, 1997 and 1998 and for the year ended January 31, 1997, the eleven months ended December 31, 1997 and the year ended December 31, 1998, incorporated by reference in the prospectus constituting a part of this registration statement number 333-73097 on Form S-3; in the prospectus constituting a part of the registration statement number 333-48829 on Form S-8; and in the prospectus constituting the registration statement number 333-71109 on Form S-3.

     We also consent to the reference to us under the caption "Experts" in the prospectus.


                                       BDO Seidman, LLP


Atlanta, Georgia
April 8, 1999